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Exhibit 99.1

Financial News Release For Immediate Release
Contact Information:	Investor Inquiries Jeff Bouchard Pixelworks, Inc. Tel: (503) 454-1750 ext. 604 E-mail: jeffb@pixelworks.com Web site: www.pixelworks.com	Media Inquiries Chris Bright Pixelworks, Inc. Tel: (503) 454-1750 ext. 594 E-mail: cbright@pixelworks.com

Conference Call at 2 p.m. PST, January 21, 2003—Pixelworks will host a conference call at 2 p.m. PST, January 21, 2003, which can be accessed at (913) 981-5592 and using pass code 653368. The conference call will also be available through a Web broadcast that can be accessed at http://www.firstcallevents.com/service/ajwz372486041gf12.html or by visiting the Investor Relations section at www.pixelworks.com. A replay of the conference call will be available until 5 p.m. PST, January 24, 2003, and can be accessed by calling (719) 457-0820 using pass code 653368. A replay of the Web broadcast will be available through February 4, 2003.

Pixelworks Reports Fourth Quarter and
2002 Financial Results

  •
  Record fourth quarter revenue of $29.1 million increased 29 percent year over year and 8 percent sequentially; Record 2002 revenue of $102.6 million increased 13 percent over $90.8 million in 2001

  •
  Fourth quarter 2002 GAAP net income was $0.7 million, or $0.01 per diluted share

  •
  Fourth quarter pro forma* net income was $2.2 million, or $0.05 per diluted share

  •
  Third quarter 2002 financial results are being restated to reflect a change in accounting for the acquisition of Jaldi Semiconductor; GAAP net loss per share for the third quarter increased to ($0.44) from ($0.12); Pro forma earnings per share remained unchanged at $0.04

*    Pro forma net income (loss), which differs from net income (loss) in accordance with accounting principles generally accepted in the United States of America (GAAP), excludes non-cash charges for amortization of purchased developed technology, amortization of goodwill and assembled workforce, in-process research and development expense, and amortization of deferred stock compensation. A detailed reconciliation between pro forma and GAAP net income (loss) is included with the attached financial statements.

        Tualatin, Ore., January 21, 2003—Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-a-chip ICs for the advanced display market, today announced financial results for the fourth quarter and year ended December 31, 2002. Additionally, the Company is restating the financial results for the third quarter ended September 30, 2002 to reflect a change in accounting for the acquisition of Jaldi Semiconductor (Jaldi) that was completed on September 6, 2002.

        Revenue for the fourth quarter of 2002 was $29.1 million, a 29 percent increase over revenue of $22.7 million in the fourth quarter of 2001 and an 8 percent increase over revenue of $26.9 million in the third quarter of 2002.

        Net income according to GAAP in the fourth quarter was $0.7 million, or $0.01 per diluted share, compared to a net loss of ($2.0) million, or ($0.05) per diluted share, in the fourth quarter of 2001 and a restated net loss of ($19.0) million, or ($0.44) per diluted share, in the third quarter of 2002.

        Pro forma net income for the fourth quarter of 2002 was $2.2 million, or $0.05 per diluted share compared to pro forma net income of $4.0 million, or $0.09 per diluted share in the fourth quarter of 2001 and pro forma net income of $2.0 million, or $0.04 per diluted share in the third quarter of 2002.

        As a result of revised guidance from the Company's auditors regarding the proper accounting treatment for the acquisition of Jaldi, the Company is restating its financial results for the third quarter of 2002 to reflect the reclassification of Jaldi at the time of acquisition to that of a "development stage company" rather than a "business" under the guidelines set forth in FASB 141. The Company and its auditors originally concluded, after carefully reviewing the facts, that Jaldi was a "business;" however, after further review of the same facts by the auditors at year-end, they revised their original guidance that Jaldi was a "business" and concluded that at the time of acquisition Jaldi should have been considered a "development stage company." The acquisition of a development stage company is properly accounted for as an acquisition of assets, and as such, no goodwill is recognized in the transaction and the excess of the purchase price over the fair value of the assets acquired and liabilities assumed is allocated to the workforce in place and to in-process research and development. Relative to previously reported third quarter financial results, the changes to the balance sheet are a decrease of $16.7 million in goodwill (an intangible asset), increase of $2.9 million in assembled workforce (an intangible asset), and decrease of $13.8 million in shareholder's equity. The change to the income statement is an increase of $13.8 million in non-cash, in-process research and development expense that results in a $13.8 million increase in the GAAP net loss in the quarter. The GAAP net loss increased from ($5.1) million, or ($0.12) per diluted share to ($19.0) million, or ($0.44) per diluted share. Because the revised accounting treatment relates to non-cash intangible assets, there is no change to the Company's reported third quarter pro forma net income of $2.0 million, or $0.04 per diluted share. The restated third quarter 2002 financial results, including a comparison to previously reported third quarter 2002 financial results, are included with the attached financial statements.

        Revenue for the year of $102.6 million increased 13 percent over revenue of $90.8 million in 2001. The GAAP net loss for the year of ($20.9) million, or ($0.48) per diluted share improved from a net loss of ($42.6) million, or ($1.05) per diluted share in 2001. Pro forma net income of $7.2 million, or $0.16 per diluted share compared to pro forma net income of $14.3 million, or $0.33 per diluted share in 2001.

        The Company's balance sheet remains strong, with $101.6 million in cash and marketable securities as of December 31, 2002, including $14.5 million of marketable securities classified as non-current investments to reflect maturity dates beyond 12 months from the balance sheet date. Working capital at December 31, 2002 totaled $95.8 million and the Company has no long-term debt.

        "2002 was another very good year for Pixelworks," said Allen Alley, President, CEO, and Chairman of Pixelworks. "We shipped a record five million chips that resulted in record revenue for the year, improved gross profit margins, and delivered 16 cents of pro forma earnings per share during an incredibly difficult year for technology companies in general," added Alley. "We achieved this while acquiring and integrating two early stage companies, nDSP and Jaldi, and believe both of these acquisitions have significantly strengthened our competitive position in the rapidly growing advanced television market," concluded Alley.

Business Outlook

        The following statements are based on current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after December 31, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Due to very uncertain and unpredictable economic conditions, it is particularly difficult to predict product demand and other related matters.

  •
  The Company estimates first quarter 2003 revenue will be $29.5 to $31.0 million, which represents a year over year increase of 34 to 41 percent. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the company's ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, and advanced television markets, levels of inventory at distributors and customers, and increased supply of products from the company's third party foundries.

  •
  The Company expects pro forma gross profit margins to be 46 to 47 percent in the first quarter of 2003. Pro forma gross profit margins exclude non-cash expenses for the amortization of purchased developed technology resulting from the January 2002 acquisition of nDSP. These non-cash expenses are expected to be $132,000 in each quarter of 2003. Gross profit margins may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

  •
  The Company expects combined operating expenses for R&D and SG&A of approximately $12.4 to $12.8 million in the first quarter of 2003, up from $12.1 million in the fourth quarter of 2002.

  •
  The Company expects non-cash charges for the amortization of assembled workforce of approximately $242,000 in each quarter of 2003. These non-cash charges result from the September 2002 acquisition of Jaldi Semiconductor.

  •
  The Company expects non-cash charges related to the amortization of deferred stock compensation to be approximately $450,000 in each quarter of 2003.

  •
  The Company expects interest income of approximately $475,000 in the first quarter of 2003. This estimate is dependent on no material change to average cash balances and interest rates from those at December 31, 2002.

  •
  The Company expects the tax rate in 2003 will be approximately 35 percent of pro forma income before income taxes. Pro forma income (loss) before income taxes represents income (loss) before income taxes excluding non-cash expenses for the amortization of developed technology, amortization of goodwill and assembled workforce, in-process research and development expense, and amortization of deferred stock compensation. Pro forma income (loss) before income taxes excluding these expenses differs from income (loss) before income taxes in accordance with GAAP.

About Pixelworks, Inc.

        Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-a-chip ICs for the advanced display market. Pixelworks' solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets, including flat-panel monitors, digital televisions and multimedia projectors. Our broad IC product line is used by the world's leading manufacturers of consumer electronics and computer display products to enhance image quality and ease of use. For more information, please visit the company's Web site at www.pixelworks.com.

#####

        Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

        The statements by Allen Alley and the statements in the business outlook above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company's Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
	(unaudited)	(unaudited)
Revenue	$29,129	$22,659	$102,641	$90,808
Cost of revenue (1)	15,268	9,832	51,715	46,499

Gross profit	13,861	12,827	50,926	44,309
Operating expenses:
Research and development	6,540	5,183	23,730	18,096
Selling, general and administrative	5,606	4,540	21,865	16,373
Amortization of goodwill & assembled workforce	242	4,359	242	15,982
In-process R&D expense	—	—	24,342	32,400
Amortization of deferred stock compensation	1,115	1,588	2,993	8,461

Total operating expenses	13,503	15,670	73,172	91,312

Income (loss) from operations	358	(2,843)	(22,246)	(47,003)

Interest income	498	857	2,349	4,444
Interest expense	(4)	—	(74)	—
Interest income and other expense, net	494	857	2,275	4,444

Income (loss) before income taxes	852	(1,986)	(19,971)	(42,559)

Income tax provision	173	—	880	—

Net income (loss)	$679	$(1,986)	$(20,851)	$(42,559)

Basic net income (loss) per share	$0.02	$(0.05)	$(0.48)	$(1.05)

Diluted net income (loss) per share	$0.01	$(0.05)	$(0.48)	$(1.05)

Weighted average shares-basic	44,847,272	41,279,292	43,397,296	40,661,642

Weighted average shares-diluted	46,158,026	41,279,292	43,397,296	40,661,642

Proforma net income (2)	$2,168	$3,961	$7,210	$14,284

Basic proforma net income per share	$0.05	$0.10	$0.17	$0.35

Diluted proforma net income per share	$0.05	$0.09	$0.16	$0.33

Weighted average shares-basic	44,847,272	41,279,292	43,397,296	40,661,642

Weighted average shares-diluted	46,158,026	43,421,736	44,823,303	43,209,771

(1)
Includes amortization of purchased developed technology of $132 and $484 for the three and twelve months ended December 31, 2002, respectively.

(2)
Proforma net income excludes amortization of purchased developed technology, amortization of goodwill & assembled workforce, in-process R&D expense, and amortization of deferred stock compensation.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NET INCOME — unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
GAAP net income (loss)	$679	$(1,986)	$(20,851)	$(42,559)
Non-cash expenses:
Amortization of developed technology (1)	132	—	484	—
Amortization of goodwill & assembled workforce (2)	242	4,359	242	15,982
In-process R&D expense (3)	—	—	24,342	32,400
Amortization of deferred stock compensation (4)	1,115	1,588	2,993	8,461

Pro forma net income	$2,168	$3,961	$7,210	$14,284

(1)
Non-cash expenses for amortization of value assigned to an acquired company's developed and other core technology at time of acquisition

(2)
Non-cash expenses for amortization of intangible assets recorded in connection with an acquisition.

(3)
A one-time, non-cash expense for the value assigned to acquired companies existing research and development projects.

(4)
Non-cash expenses associated with certain stock options issued to employees prior to the company's Initial Public Offering and to employees of acquired companies.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2002	December 31, 2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$62,152	$53,288
Short-term marketable securities	24,915	40,517
Accounts receivable, net	10,421	6,378
Inventories, net	6,788	4,176
Prepaid expenses and other current assets	3,896	3,667

Total current assets	108,172	108,026
Long-term marketable securities	14,500	7,450
Property and equipment, net	9,073	5,463
Goodwill and assembled workforce, net	85,215	69,162
Other assets, net	10,252	12,738

Total assets	$227,212	$202,839

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,084	$2,391
Accrued liabilities and current portion of long-term debt	7,312	6,815

Total current liabilities	12,396	9,206
Shareholders' equity	214,816	193,633

Total liabilities and shareholders' equity	$227,212	$202,839

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30, 2002			Nine Months Ended September 30, 2002
	As Previously Reported	Change (3)	As Restated	As Previously Reported	Change (3)	As Restated
Revenue	$26,862		$26,862	$73,512		$73,512
Cost of revenue (1)	13,647		13,647	36,447		36,447

Gross profit	13,215		13,215	37,065		37,065
Operating expenses:
Research and development	6,463		6,463	17,190		17,190
Selling, general and administrative	5,232		5,232	16,259		16,259
In-process R&D expense	6,300	13,842	20,142	10,500	13,842	24,342
Amortization of deferred stock compensation	676		676	1,878		1,878

Total operating expenses	18,671	13,842	32,513	45,827	13,842	59,669

Loss from operations	(5,456)	(13,842)	(19,298)	(8,762)	(13,842)	(22,604)

Interest income	559		559	1,850		1,850
Interest expense	(17)		(17)	(70)		(70)

Interest income and other expense, net	542		542	1,780		1,780

Loss before income taxes	(4,914)	(13,842)	(18,756)	(6,982)	(13,842)	(20,824)

Income tax provision	229		229	707		707

Net loss	$(5,143)	$(13,842)	$(18,985)	$(7,689)	$(13,842)	$(21,531)

Basic net loss per share	$(0.12)	$(0.32)	$(0.44)	$(0.18)	$(0.32)	$(0.50)

Diluted net loss per share	$(0.12)	$(0.32)	$(0.44)	$(0.18)	$(0.32)	$(0.50)

Weighted average shares-basic	43,491,996		43,491,996	42,909,408		42,909,408

Weighted average shares-diluted	43,491,996		43,491,996	42,909,408		42,909,408

Proforma net income(2)	$1,965		$1,965	$5,041		$5,041

Basic proforma net income per share	$0.05		$0.05	$0.12		$0.12

Diluted proforma net income per share	$0.04		$0.04	$0.11		$0.11

Weighted average shares-basic	43,491,996		43,491,996	42,909,408		42,909,408

Weighted average shares-diluted	44,713,961		44,713,961	44,394,496		44,394,496

(1)
Includes amortization of purchased developed technology of $132 and $352 for the three and nine months ended September 30, 2002, respectively.

(2)
Proforma net income excludes amortization of purchased developed technology, amortization of goodwill & assembled workforce, in-process R&D expense, and amortization of deferred stock compensation.

(3)
Reflects acquisition of Jaldi as the acquisition of assets resulting in the excess of the purchase price being allocated on a pro-rata basis to assembled workforce and in-process research and development

RECONCILIATION OF GAAP NET LOSS TO PRO FORMA NET INCOME — unaudited

	Three Months Ended September 30, 2002			Nine Months Ended September 30, 2002
	Previous	Change	Restated	Previous	Change	Restated
GAAP net loss	$(5,143)	$(13,842)	$(18,985)	$(7,689)	$(13,842)	$(21,531)
Non-cash expenses:
Amortization of developed technology (1)	132	132	352	352
In-process R&D expense (2)	6,300	13,842	20,142	10,500	13,842	24,342
Amortization of deferred stock compensation (3)	676		676	1,878		1,878

Pro forma net income	$1,965	$—	$1,965	$5,041	$—	$5,041

(1)
Non-cash expenses for amortization of value assigned to an acquired company's developed and other core technology at time of acquisition.

(2)
A one-time, non-cash expense for the value assigned to acquired companies existing research and development projects.

(3)
Non-cash expenses associated with certain stock options issued to employees prior to the company's Initial Public Offering and to employees of acquired companies.

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2002
(In thousands)
(unaudited)

	As Previously Reported	Change (1)	As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$68,062		$68,062
Short-term marketable securities	23,042		23,042
Accounts receivable, net	9,947		9,947
Inventories, net	4,032		4,032
Prepaid expenses and other current assets	3,815		3,815

Total current assets	108,898	—	108,898
Long-term marketable securities	9,482		9,482
Property and equipment, net	8,712		8,712
Goodwill and assembled workforce, net	100,284	(13,842)	86,442
Other assets, net	9,092		9,092

Total assets	$236,468	$(13,842)	$222,626

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$4,237		$4,237
Accrued liabilities and current portion of long-term debt	6,732		6,732

Total current liabilities	10,969	—	10,969
Shareholders' equity	225,499	(13,842)	211,657

Total liabilities and shareholders' equity	$236,468	$(13,842)	$222,626

(1)
Reflects acquisition of Jaldi as the acquisition of assets resulting in the excess of the purchase price being allocated on a pro-rata basis to assembled workforce and in-process research and development

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  Exhibit 99.1
PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)
RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NET INCOME — unaudited
PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except share and per share data) (unaudited)
RECONCILIATION OF GAAP NET LOSS TO PRO FORMA NET INCOME — unaudited
PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS September 30, 2002 (In thousands) (unaudited)